Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

March 19, 2020

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia V4K 3N3

Attention:	Michael A. DeGiglio, President and Chief Executive Officer
Stephen C. Ruffini, Executive Vice President and Chief Financial Officer

Dear Sirs:

Beacon Securities Limited (“Beacon” or the “Underwriter”), as lead underwriter and sole bookrunner, hereby offers and agrees to purchase, on an “underwritten deal” basis in the Qualifying Jurisdictions (as defined herein) from Village Farms International, Inc. (the “Company”), and the Company hereby agrees to issue and sell to the Underwriter an aggregate of 3,125,000 common shares (the “Initial Shares”) in the capital of the Company at the purchase price of $3.20 per Initial Share (the “Issue Price”), for aggregate gross proceeds of $10,000,000, upon and subject to the terms and conditions contained herein (the “Offering”). After a reasonable effort has been made to sell all of the Offered Shares at the Issue Price, the Underwriter may subsequently reduce the selling price to investors from time to time, provided that any such reduction in the Issue Price shall not affect the aggregate gross proceeds less Underwriter’s Fees (as defined herein) payable to the Company.

Upon and subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Company hereby grants to the Underwriter an option (the “Over-Allotment Option”) to purchase up to 468,750 additional common shares (the “Additional Shares”) in the capital of the Company at the Issue Price, that is exercisable on or before 5:00 p.m. (Toronto time) on the date that is thirty (30) days after the Closing Date (as defined below). The Over-Allotment Option may be exercised in whole or in part at any time and from time to time prior to its expiry in accordance with the provisions of this Agreement. The Underwriter shall be under no obligation whatsoever to exercise the Over-Allotment Option in whole or in part.

Delivery of and payment for any Additional Shares will be made at the time and on the date (each an “Option Closing Date”) as set out in a written notice of Beacon referred to below, which Option Closing Date may occur on the Closing Date but will in no event occur earlier than the Closing Date nor later than seven (7) Business Days after the date upon which the Company receives a written notice from Beacon setting out the number of Additional Shares to be purchased by Beacon. Any such notice must be received by the Company not later than 5:00 p.m. (Toronto time) on the date that is thirty (30) days after the Closing Date. Upon the furnishing of such a notice, the Underwriter will be committed to purchase, and the Company will be committed to sell and deliver to the Underwriter, in accordance with and subject to the provisions of this Agreement, the number of Additional Shares indicated in such notice. Unless the context otherwise requires or unless otherwise specifically stated, all references in this Agreement to the “Offering” shall be deemed to include the Over-Allotment Option and all references in this Agreement to “Offered Shares” shall mean the Initial Shares and the Additional Shares.

In consideration of the Underwriter’s services to be rendered in connection with the Offering, the Company agrees to pay to the Underwriter (i) at the Closing Time (as defined herein) on the Closing Date an aggregate cash fee of $600,000, being a fee equal to 6.0% of the aggregate purchase price of the Initial Shares, and (ii) at the Closing Time on each Option Closing Date an aggregate cash fee equal to 6.0% of the aggregate purchase price of the Additional Shares purchased at that time (the fees referred to in (i) and (ii) are, collectively. the “Underwriter’s Fees”). In the event that the Over-Allotment Option is exercised in full, the aggregate Underwriter’s Fee shall be $690,000.

The Company confirms the filing on June 14, 2019 of the Preliminary Base Shelf Prospectus (as hereinafter defined) and the filing on June 20, 2019 of the Final Base Shelf Prospectus (as hereinafter defined) in each case in each Qualifying Jurisdiction and the issuance of the Preliminary Receipt (as hereinafter defined) on June 14, 2019 and the Final Receipt (as hereinafter defined) on June 21, 2019, in each case by the BCSC (as hereinafter defined) on behalf of the Securities Commissions (as hereinafter defined). The Company has also prepared and filed with the SEC (as hereinafter defined) pursuant to the Canada/United States Multi-Jurisdictional Disclosure System adopted by the Securities Commissions and the SEC, the Registration Statement (as hereinafter defined).

The Company agrees that the Underwriter will be permitted to appoint, at the sole cost and expense of the Underwriter so appointing, other registered dealers (or other dealers duly qualified in their respective jurisdictions) as their agents to assist in the Offering, and that the Underwriter may determine the remuneration payable by the Underwriter to such other dealers appointed by them.

The Offering is conditional upon and subject to the additional terms and conditions set forth below. The following are additional terms and conditions of the Agreement between the Company and the Underwriter:

1.	Interpretation

Definitions – In addition to the terms previously defined and terms defined elsewhere in this Agreement (as defined herein), where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“Agreement” means this underwriting agreement dated March 19, 2020 between the Company and the Underwriter, as the same may be supplemented, amended and/or restated from time to time;

“Ancillary Documents” means all agreements, indentures, certificates (including the certificates, if any, representing the Offered Shares), officer’s certificates, notices and other documents executed and delivered, or to be executed and delivered, by the Company in connection with the Offering, whether pursuant to Applicable Securities Laws or otherwise;

“Applicable Laws” means all laws and all other statutes, regulations, rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or license, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, including Applicable Securities Laws and Applicable Regulatory Laws;

“Applicable Regulatory Laws” means collectively, (i) the federal , provincial, state, municipal and local laws which govern agriculture in Canada and the United States, including, without limitation, the Canada Agricultural Products Act, Agricultural Products Marketing Act, Farm Products Marketing Act, and associated order and regulations, the U.S. Food Quality Protection of Act of 1996, the U.S. Agriculture Improvement Act of 2018, the Perishable Agricultural Commodities Act, and (ii) the laws that govern the cultivation, processing, and sale of cannabis in each of the jurisdictions in which the Company and the Subsidiaries carry on business, including the Food and Drugs Act, the Cannabis Act and their associated regulations including the Food and Drug Regulations and the Cannabis Regulations;

“Applicable Securities Laws” means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions and their respective regulations, rulings, rules, blanket orders, instruments, fee schedules and prescribed forms thereunder, the applicable policy statements issued by the Securities Commissions, the SEC and the rules and policies of the TSX and the NASDAQ;

“BCSC” means the British Columbia Securities Commission;

“Beneficiaries” has the meanings ascribed thereto in Section 13(c) of this Agreement;

“Business Day” means a day, other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario;

“Cannabis Act” means the Cannabis Act (Canada)

“CDS” means CDS Clearing and Depository Services Inc.;

“Claims” and “Claim” have the meanings ascribed thereto in Section 13(a) of this Agreement;

“Closing” means the closing of the Offering;

“Closing Date” means March 24, 2020 or such other date as may be agreed to in writing by the Company and Beacon, each acting reasonably, but in any event no later than March 30, 2020;

“Closing Time” means 8:30 a.m. (Toronto time) on the Closing Date or Option Closing Date, as the case may be, or such other time on the Closing Date or Option Closing Date as may be agreed to by the Company and Beacon;

“Common Shares” means the common shares in the capital of the Company;

“Credit Facilities” means, collectively, (i) the term facility among the Company and certain affiliates, as guarantors, and Farm Credit Canada entered into on March 28, 2013, as amended from time to time, with a maturity date of May 1, 2021, (ii) the operating credit facility among the Company and a Canadian chartered bank dated August 29, 2013, as amended from time to time, with a maturity date of October 12, 2021, (iii) the loan agreement between VF Clean Energy, Inc. and a Canadian chartered bank dated July 31, 2014, with a maturity date of June 30, 2023, and (iv) the non-revolving credit facility among Pure Sunfarms, Bank of Montreal and Farm Credit Canada dated February 7, 2019, with a maturity date of February 7, 2022;

“Delta 3” means the Delta 3 greenhouse facility at 4431—80th Street, Delta, British Columbia;

“Disclosure Record” means the Company’s prospectuses, annual reports, annual and interim financial statements, annual information forms, business acquisition reports, management discussion and analysis of financial condition and results of operations, information circulars, material change reports, press releases and all other information or documents required to be filed or furnished by the Company under Applicable Securities Laws which have been publicly filed or otherwise publicly disseminated by the Company;

“distribution” means distribution or distribution to the public, as the case may be, for the purposes of Applicable Securities Laws;

“Documents Incorporated by Reference” means the documents specified in the Prospectus as being incorporated therein by reference or which are deemed to be incorporated therein by reference pursuant to Applicable Securities Laws;

“Eligible Issuer” means an issuer which meets the criteria and has complied with the requirements of NI 44-101 so as to be qualified to offer securities by way of a short form prospectus under Applicable Securities Laws;

“Emerald” has the meaning ascribed thereto in Section 8(zz) of this Agreement;

“Emerald Settlement” has the meaning ascribed thereto in Section 8(zz) of this Agreement;

“Environmental Laws” has the meaning ascribed thereto in Section 8(nn) of this Agreement;

“FDA” has the meaning ascribed thereto in Section 8(fff) of this Agreement;

“Final Base Shelf Prospectus” means the final short form base shelf prospectus of the Company dated June 20, 2019 and filed with the Securities Commissions for the purpose of qualifying the distribution in the Qualifying Jurisdictions of Common Shares as described therein, including all documents incorporated therein by reference and any Supplementary Material;

“Final Receipt” means the Passport Receipt for the Final Base Shelf Prospectus;

“Financial Statements” means, collectively, (i) the audited consolidated financial statements of the Company incorporated by reference in the Offering Documents as at and for the financial year of the Company ended December 31, 2018 (which financial statements include comparative financial information for the financial year of the Company ended December 31, 2017), together with the report of PricewaterhouseCoopers LLP on those financial statements, and including the notes with respect to those financial statements, and (ii) the unaudited condensed consolidated interim financial statements of the Company incorporated by reference in the Offering Documents as at and for the three and nine months ended September 30, 2019 (which financial statements include comparative financial information for the three and nine months ended September 30, 2018) and including the notes with respect to those financial statements;

“Governmental Authority” means and includes, without limitation, any national, federal, provincial, state or municipal government or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“Governmental Licences” has the meaning ascribed thereto in Section 8(ww) of this Agreement;

“Hazardous Materials” means any contaminant, pollutant, waste, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance including breakdown products or related substances that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, waste, subject waste, deleterious substance, industrial waste, toxic matter, hazardous waste or dangerous goods as defined under any provision of Environmental Laws;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, which were adopted by the Canadian Accounting Standards Board as Canadian generally accepted accounting principles applicable to publicly accountable enterprises;

“Indemnified Parties” and “Indemnified Party” have the meanings ascribed thereto in Section 13(a) of this Agreement;

“Intellectual Property” means all domestic and foreign (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications, patent disclosures and industrial designs, together with all re-issuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof, (b) trademarks, service marks, trade dress, trading styles, logos, trade names and business names, domain names, social media handles, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) copyrightable works, copyrights and applications, registrations and renewals in connection therewith, (d) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, algorithms, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) computer systems, software, data and related documentation, (f) right, title and interest as licensee or authorized user of any of the aforementioned intellectual property, and (g) copies and tangible embodiments thereof in whatever form or medium whether now known or hereafter developed;

“License” has the meaning ascribed thereto in Section 8(yy) of this Agreement;

“Losses” has the meaning ascribed thereto in Section 13(a) of this Agreement;

“marketing materials” and “template version” shall have their respective meanings ascribed thereto in NI 41-101;

“Material Adverse Effect” means any event, fact, circumstance, development, occurrence or state of affairs that is materially adverse to the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;

“material change” has the meaning ascribed thereto under Applicable Securities Laws;

“material fact” has the meaning ascribed thereto under Applicable Securities Laws;

“Material Subsidiaries” means (i) Village Farms Canada GP Inc., (ii) Village Farms Canada Limited Partnership, (iii) VF Operations Canada Inc., (iv) VF U.S. Holdings Inc., (v) Agro Power Development Inc., (vi) Village Farms Delaware, L.L.C., (vii) Village Farms, L.P., (viii) VF Clean Energy, Inc., (ix) Pure Sunfarms and (x) VF Hemp, and “Material Subsidiary” means any one of them, as the context requires or permits;

“misrepresentation” has the meaning ascribed thereto under Applicable Securities Laws;

“NASDAQ” means the NASDAQ Capital Market;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Administrators;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators;

“Offering Documents” means, collectively, the Preliminary Base Shelf Prospectus, the Final Base Shelf Prospectus, the Prospectus Supplement, the U.S. Prospectus and any Supplementary Material;

“Option” means the option of Pure Sunfarms to purchase the common shares and any other shares of Pure Sunfarms Canada Corp. from Emerald Health Botanicals Inc. pursuant to the option agreement among such parties dated October 31, 2017;

“Passport Receipt” means a receipt issued by the BCSC as principal regulator pursuant to the Passport System and which evidences the receipt or the deemed receipt of the Securities Commissions of the Qualifying Jurisdictions for the Preliminary Base Shelf Prospectus or the Final Base Shelf Prospectus, as the case may be;

“Passport System” means the passport system procedures provided for under National Policy 11-202—Process for Prospectus Reviews in Multiple Jurisdictions of the Canadian Securities Administrators;

“person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

“Preliminary Base Shelf Prospectus” means the preliminary short-form base shelf prospectus of the Company dated June 14, 2019 and filed with the Securities Commissions for the purpose of qualifying the distribution in the Qualifying Jurisdictions of Common Shares as described therein, including all documents incorporated therein by reference and any Supplementary Material;

“Preliminary Receipt” means the Passport Receipt for the Preliminary Base Shelf Prospectus;

“Properties” means all real property owned or held for use by the Company or any of its Subsidiaries (other than Pure Sunfarms);

“Prospectus” means, together, the Final Base Shelf Prospectus and the Prospectus Supplement, including any documents incorporated by reference therein;

“Prospectus Supplement” means the prospectus supplement of the Company to be dated the date hereof, filed with the Securities Commissions for the purposes of qualifying the distribution in the Qualifying Jurisdictions of the Offered Shares, including all documents incorporated therein by reference and any Supplementary Material;

“Pure Sunfarms” means Pure Sunfarms Corp.;

“Qualification” has the meaning ascribed thereto in Section 8(cc) of this Agreement;

“Qualifying Jurisdictions” means all of the Provinces of Canada (other than the Province of Québec);

“Registration Statement” means the registration statement of the Company on Form F-10 (File No. 333-232115) initially filed with the SEC under the U.S. Securities Act on June 14, 2019 and as amended on June 21, 2019, and declared effective by the SEC on June 25, 2019;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commission” means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions and “Securities Commissions” means all of them;

“Securityholders Agreement” means the amended and restated securityholders’ agreement dated December 31, 2009, among the Company, VF Opco and the VF Owners;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Selling Firm” has the meaning ascribed thereto in Section 4(a) of this Agreement;

“Standard Listing Conditions” has the meaning ascribed thereto in Section 7(a) of this Agreement;

“Subsequent Disclosure Documents” means any annual and/or interim financial statements, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms, material change reports or other documents issued by the Company after the date of this Agreement that are required to be incorporated by reference into the Offering Documents;

“Subsidiary” means those entities that would be considered a subsidiary of the Company pursuant to Applicable Securities Laws of the Province of Ontario and includes the Material Subsidiaries, and “Subsidiaries” means all of them;

“Supplementary Material” means, collectively, any documents supplemental to the Prospectus or the U.S. Prospectus, as applicable, including any amending or supplementary prospectus, ”free writing prospectus” (within the meaning of Rule 433 of the U.S. Securities Act) or other supplemental documents (including documents incorporated or deemed to be incorporated by reference in the Prospectus after the date of the Prospectus Supplement or the U.S. Prospectus Supplement, as applicable) or similar documents;

“Tax Act” means the Income Tax Act (Canada), together with all regulations promulgated thereunder, and including all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof;

“Taxes” means all income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, excise taxes, property taxes, custom and land transfer taxes, duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto, including any penalty, interest or fine payable with respect thereto;

“Term Sheet” means the term sheet dated the date hereof, relating to the Offering, attached hereto as Appendix “A”;

“TSX” means the Toronto Stock Exchange;

“United States” and “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Base Prospectus” means the Final Base Shelf Prospectus included in the Registration Statement, with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC;

“U.S. Prospectus Supplement” means the prospectus supplement to the U.S. Base Prospectus filed with the SEC under the Registration Statement pursuant to General Instruction II.L of Form F-10, substantially in the form of the Prospectus Supplement, with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC;

“U.S. Prospectus” means, together, the U.S. Base Prospectus and the U.S. Prospectus Supplement, including any documents incorporated by reference therein;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means all applicable securities laws in the United States, including without limitation, the U.S. Securities Act and the U.S. Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws;

“VF Hemp” means Village Fields Hemp USA, LLC, a limited liability company organized under the laws of the State of Delaware;

“VF Opco” means VF Operations Canada Inc., a corporation incorporated under the laws of Canada; and

“VF Owners” means Michael DeGiglio, Albert Vanzeyst, Kenneth Hollander, Vanzeyst Holdings Company, Hollander Holdings Company, DeGiglio Holdings Company and certain permitted transferees.

Other

(a)	Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

(b)	Any reference in this Agreement to a Section shall refer to a section of this Agreement.

(c)

All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and/or pronoun.

(d)	Any reference in this Agreement to “$” or to “dollars” shall refer to the lawful currency of Canada, unless otherwise specified.

(e)

Where any representation or warranty contained in this Agreement or any Ancillary Document is expressly qualified by reference to the “knowledge” of the Company, or where any other reference is made herein or in any Ancillary Document to the “knowledge” of the Company, unless otherwise specified herein, it shall be deemed to refer to the actual knowledge of (i) Michael DeGiglio, President and Chief Executive Officer, and (ii) Stephen Ruffini, Executive Vice President and Chief Financial Officer, after having made due enquiry of appropriate and relevant persons and documentation (which for greater certainty shall exclude any due diligence reports or materials prepared by the Underwriter or its counsel).

2.	Nature of Transaction

Each purchaser participating in the Offering who is resident in a Qualifying Jurisdiction shall purchase the Offered Shares pursuant to the Prospectus. Each other purchaser participating in the Offering not resident in a Qualifying Jurisdiction or in the United States, or located outside of a Qualifying Jurisdiction or in the United States, shall purchase Offered Shares, which have been qualified by the Prospectus in the Qualifying Jurisdictions, only on a private placement basis under the applicable securities laws of the jurisdiction in which the purchaser is resident or located, in accordance with such procedures as the Company and the Underwriter may mutually agree, acting reasonably, in order to fully comply with Applicable Laws and the terms of this Agreement. The Company hereby agrees to comply with all Applicable Securities Laws on a timely basis in connection with the distribution of the Offered Shares and the Company shall execute and file with the Securities Commissions and the SEC all forms, notices and certificates relating to the Offering required to be filed pursuant to Applicable Securities Laws in the Qualifying Jurisdictions and in the United States within the time required, and in the form prescribed, by Applicable Securities Laws. The Underwriter agrees to use commercially reasonable efforts to assist the Company to secure compliance with all regulatory requirements in connection with the Offering, and to offer the Offered Shares for sale only in the Qualifying Jurisdictions and, subject to the consent of the Company, acting reasonably, in such jurisdictions outside of the Qualifying Jurisdictions where permitted by and in accordance with Applicable Securities Laws and the applicable securities laws of such other jurisdictions, and provided that in the case of jurisdictions other than the Qualifying Jurisdictions and the United States, the Company shall not be required to become registered or file a prospectus or registration statement or similar document in such jurisdictions. The Company also agrees to file within the periods stipulated under Applicable Laws outside of Canada and the United States and at the Company’s expense all private placement forms required to be filed by the Company in connection with the Offering and pay all filing fees required to be paid in connection therewith so that the distribution of the Offered Shares outside of Canada and the United States may lawfully occur without the necessity of filing a prospectus or any similar document under the Applicable Laws outside of Canada and the United States.

3.	Filing of Prospectus Supplement and U.S. Prospectus Supplement

(a)

The Company shall, promptly after the signing of this Agreement on the date hereof, have prepared and filed the Prospectus Supplement and other required documents with the Securities Commissions under Applicable Securities Laws, elected to use the Passport System and designated the BCSC as the principal regulator thereunder, and otherwise fulfilled all legal requirements to qualify the Offered Shares for distribution to the public in the Qualifying Jurisdictions through the Underwriter or any other registered dealer in the applicable Qualifying Jurisdictions.

(b)

During the period of distribution of the Offered Shares, the Company will promptly take, or cause to be taken, any additional steps and proceedings that may from time to time be required under Applicable Securities Laws, or reasonably requested by Beacon to continue to qualify the distribution of the Offered Shares.

(c)

Prior to the filing of the Prospectus Supplement and the U.S. Prospectus Supplement and thereafter, during the period of distribution of the Offered Shares, including prior to the filing of any Supplementary Material, the Company shall have allowed the Underwriter to review and comment on such documents and shall have allowed the Underwriter to conduct all due diligence investigations (including through the conduct of oral due diligence sessions at which management of the Company, the chair of the Company’s audit committee, its current auditors, legal counsel and other applicable experts) which they may reasonably require in order to fulfill its obligations as underwriter in order to enable them to execute the certificate required to be executed by them at the end of the Offering Documents.

(d)

The Company shall use commercially reasonable efforts to, not later than 10:00 p.m. (Eastern time) on the date hereof, prepare and file the U.S. Prospectus Supplement pursuant to the Canada/U.S. Multi-Jurisdictional Disclosure System adopted by the SEC and other required documents with the SEC under U.S. Securities Laws, and otherwise fulfill all legal requirements such that the Offered Shares shall be free of resale restrictions under the U.S. Securities Act.

4.	Distribution and Certain Obligations of Underwriter

(a)

The Underwriter shall, and shall require any investment dealer (other than the Underwriter) with which the Underwriter has a contractual relationship in respect of the distribution of the Offered Shares (each, a “Selling Firm”) to agree to, comply with Applicable Securities Laws in connection with the distribution thereof and shall offer the Offered Shares for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Prospectus and this Agreement. The Underwriter shall, and shall require any Selling Firm to agree to, offer for sale to the public and sell the Offered Shares only in those jurisdictions where they may be lawfully offered for sale or sold and shall seek the prior consent of the Company, such consent not to be unreasonably withheld, regarding the jurisdictions other than the Qualifying Jurisdictions where the Offered Shares are to be offered and sold. The Underwriter shall: (i) use all commercially reasonable efforts to complete and cause each Selling Firm to complete the distribution of the Offered Shares as soon as reasonably practicable but in any event no later than forty-two (42) days from the date hereof; and (ii) as soon as practicable after the completion of the distribution of the Offered Shares, and in any event within thirty (30) days after the Closing Date, notify the Company thereof and provide the Company with a breakdown of the number of Offered Shares distributed in the Qualifying Jurisdictions.

(b)

For the purposes of this Section 4, the Underwriter shall be entitled to assume that the Offered Shares are qualified for distribution in any Qualifying Jurisdiction where a Final Receipt or similar document for the Final Base Shelf Prospectus shall have been obtained from or deemed issued by the applicable Securities Commission following the filing of the Final Base Shelf Prospectus and where the Prospectus Supplement has been filed, unless otherwise notified in writing.

(c)

During the distribution of the Offered Shares, other than the Offering Documents, the press release announcing the Offering and the Term Sheet (which the Company and the Underwriter agree is a “template version” within the meaning of NI 44-101 of such marketing materials), the Underwriter shall not provide any potential investor with any materials or written communication in relation to the distribution of the Offered Shares. The Company and the Underwriter each covenant and agree (i) not to provide any potential investor of Offered Shares with any marketing materials unless a template version of such marketing materials has been filed by the Company with the Securities Commissions and the SEC on or before the day such marketing materials are first provided to any potential investor of Offered Shares, (ii) not to provide any potential investor in the Qualifying Jurisdictions with any materials or information in relation to the distribution of the Offered Shares or the Company other than (a) such marketing materials that have been approved and filed in accordance with NI 44-101, (b) the Offering Documents, and (c) any “standard term sheets” (within the meaning of Applicable Securities Laws) approved in writing by the Company and Beacon, and (iii) that any marketing materials approved and filed in accordance with NI 44-101 and any standard term sheets approved in writing by the Company and Beacon shall only be provided to potential investors in the Qualifying Jurisdictions.

5.	Deliveries on Filing and Related Matters

(a)	The Company shall deliver to the Underwriter:

(i)

concurrently with the filing of the Prospectus Supplement, a copy of each of the Final Base Shelf Prospectus and the Prospectus Supplement, signed by the Company as required by Applicable Securities Laws;

(ii)	concurrently with the filing thereof, a copy of any Supplementary Material required to be filed by the Company in compliance with Applicable Securities Laws;

(iii)

concurrently with the filing of the Prospectus Supplement with the Securities Commissions, a “long form” comfort letter dated the date of the Prospectus Supplement, in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter and the directors of the Company from the current auditor of the Company with respect to the Financial Statements, and other financial and accounting information relating to the Company contained or incorporated by reference in the Prospectus, which letter shall be based on a review by such auditors within a cut-off date of not more than two (2) Business Days prior to the date of the letter, which letter shall be in addition to any auditors’ consent letters addressed to the Securities Commissions in the Qualifying Jurisdictions;

(iv)

promptly following the filing of the Prospectus Supplement with the Securities Commissions and the U.S. Prospectus Supplement with the SEC, copies of correspondence demonstrating that the Company has applied to list the Offered Shares on the TSX; and

(v)

copies of all other documents resulting or related to the Company taking all other steps and proceedings that may be necessary in order to qualify the Offered Shares for distribution in each of the Qualifying Jurisdictions by the Underwriter and other persons who are registered in a category permitting them to distribute the Offered Shares under Applicable Securities Laws.

(b)	Supplementary Material

If applicable, the Company shall also prepare and deliver promptly to the Underwriter signed copies of all Supplementary Material. Concurrently with the delivery of any Supplementary Material or the incorporation or deemed incorporation by reference in the Prospectus of any Subsequent Disclosure Document, the Company shall deliver to the Underwriter, with respect to such Supplementary Material or Subsequent Disclosure Document, a comfort letter from the Company’s current auditor substantially similar to the letters referred to in Section 5(a)(iii).

(c)	Representations as to Prospectus and Supplementary Material

Each delivery to the Underwriter of any Offering Document by the Company shall constitute the representation and warranty of the Company to the Underwriter that:

(i)

all information and statements (except information and statements relating solely to and provided in writing by the Underwriter for inclusion in the Prospectus Supplement) contained and incorporated by reference in such Offering Documents, are, at the respective dates, and, if applicable, the respective dates of filing, of such Offering Documents, true and correct in all material respects and contain no misrepresentation and, on the respective dates of such Offering Documents, constitute full, true and plain disclosure of all material facts relating to the Company and the Offered Shares as required by Applicable Securities Laws;

(ii)

no material fact or information (except information and facts or information relating solely to and provided in writing by the Underwriter for inclusion in the Prospectus Supplement) has been omitted from any Offering Document which is required to be stated therein or is necessary to make the statements therein not misleading in the light of the circumstances in which they were made; and

(iii)	each of such Offering Document complies with the requirements of Applicable Securities Laws.

Such deliveries shall also constitute the Company’s consent to the Underwriter’ and any Selling Firm’s use of the Offering Document in connection with the distribution of the Offered Shares in compliance with this Agreement.

(d)	Delivery of Prospectus and Related Matters

The Company will cause to be delivered to the Underwriter, at those delivery points as the Underwriter reasonably requests, as soon as possible and in any event no later than 5:00 p.m. (Eastern time) on the next Business Day (or by 5:00 p.m. (Eastern time) on the second (2nd) Business Day for deliveries outside of Toronto) following the day on which the Company has filed the Prospectus Supplement with the Securities Commissions, and thereafter from time to time during the distribution of the Offered Shares, as many commercial copies of the Prospectus as the Underwriter may reasonably request, and within two (2) Business Days after the Securities Commissions issue receipts for or accept for filing, as the case may be, any Supplementary Material. Each delivery of any of the Offering Documents will have constituted or will constitute, as the case may be, consent of the Company to the use by the Underwriter and any Selling Firms of those documents in connection with the distribution and sale of the Offered Shares in all of the Qualifying Jurisdictions.

(e)	Press Releases

Neither the Company, nor the Underwriter, shall make any public announcement in connection with the Offering, except if the other party has consented to such announcement or the announcement is required by applicable laws or stock exchange rules. For greater certainty, during the period commencing on the date hereof and until completion of the distribution of the Offered Shares, the Company will promptly provide to the Underwriter drafts of any press releases of the Company for review and comment by the Underwriter and the Underwriter’s counsel prior to issuance, provided that any such review will be completed in a timely manner, and the Company will incorporate in such press releases all reasonable comments of the Underwriter.

6.	Material Change

(a)

During the period commencing on the date hereof and ending on the day the Underwriter notifies the Company of the completion of the distribution of the Offered Shares in accordance with Section 4(a) hereof, the Company shall promptly inform the Underwriter (and promptly confirm such notification in writing) of the full particulars of:

(i)

any material change whether actual, anticipated, contemplated, threatened or proposed in the Company or any Subsidiary or in any of their respective businesses, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, assets, properties, condition (financial or otherwise) or results of operations or in the Offering;

(ii)

any material fact which has arisen or has been discovered or any new material fact that would have been required to have been stated in the Offering Documents had that fact arisen or been discovered on or prior to the date of any of the Offering Documents; or

(iii)

any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained or incorporated by reference in the Offering Documents or whether any event or state of facts has occurred after the date hereof, which, in any case, is, or may be, of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents, including as a result of any of the Offering Documents containing or incorporating by reference therein an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not false or not misleading in the light of the circumstances in which it was made, or which could result in any of the Offering Documents not complying with Applicable Securities Laws.

(b)

Subject to Section 6(d), the Company will prepare and file promptly (and, in any event, within the time prescribed by Applicable Securities Laws) any Supplementary Material which may be necessary under Applicable Securities Laws, and the Company will prepare and file promptly at the request of the Underwriter any Supplementary Material which, in the opinion of the Underwriter, acting reasonably, may be necessary or advisable, and will otherwise comply with all legal requirements necessary, to continue to qualify the Offered Shares for distribution in each of the Qualifying Jurisdictions.

(c)

During the period commencing on the date hereof until the Underwriter notifies the Company of the completion of the distribution of the Offered Shares, the Company will promptly inform the Underwriter in writing of the full particulars of:

(i)	any request of any Securities Commission or the SEC for any amendment to any Offering Document or for any additional information in respect of the Offering or the Company;

(ii)

the receipt by the Company of any material communication, whether written or oral, from any Securities Commission, the SEC, the TSX, the NASDAQ or any other competent authority, relating to the Offering Documents, the distribution of the Offered Shares or the Company;

(iii)

any notice or other correspondence received by the Company from any Governmental Authority and any requests from any Governmental Authority for information, a meeting or a hearing relating to the Company, any Material Subsidiary, the Offering, the issue and sale of the Offered Shares or any other event or state of affairs that could, individually or in the aggregate, have a Material Adverse Effect; or

(iv)

the issuance by any Securities Commission, the SEC, the TSX, the NASDAQ or any other competent authority, including any other Governmental Authority, of any order to cease or suspend trading or distribution of any securities of the Company or of the institution, threat of institution of any proceedings for that purpose or any notice of investigation that could potentially result in an order to cease or suspend trading or distribution of any securities of the Company.

(d)

In addition to the provisions of Sections 6(a), 6(b) and 6(c) hereof, the Company shall in good faith discuss with the Underwriter any circumstance, change, event or fact contemplated in Sections 6(a), 6(b) or 6(c) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Underwriter under Sections 6(a), 6(b) or 6(c) hereof and shall consult with the Underwriter with respect to the form and content of any Supplementary Material proposed to be filed by the Company, it being understood and agreed that no such Supplementary Material shall be filed with any Securities Commission or the SEC prior to the review and approval thereof by the Underwriter and its counsel, acting reasonably.

7.	Regulatory Approvals

(a)

Prior to Closing, the Company shall file or cause to be filed with the TSX and the NASDAQ all necessary documents and shall take or cause to be taken all necessary steps to ensure that the Company has obtained all necessary approvals for the Offered Shares to be conditionally listed on the TSX subject only to the satisfaction by the Company of such customary and standard post-closing conditions imposed by the TSX in similar circumstances and set forth in a letter of the TSX addressed to the Company (the “Standard Listing Conditions”) and to be listed on the NASDAQ.

(b)

The Company will make all necessary filings and obtain all necessary regulatory consents and approvals (if any), and the Company will pay all filing, exemption and other fees required to be paid in connection with the transactions contemplated in this Agreement.

8.	Representations and Warranties of the Company

The Company represents and warrants to the Underwriter, and acknowledges that the Underwriter is relying on such representations and warranties in purchasing the Offered Shares, that:

(a)

the Company: (i) has been duly incorporated, amalgamated, continued or organized and is validly existing as a corporation in good standing under the laws of Canada, and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and as currently proposed to be conducted and to carry out its obligations under this Agreement; and (ii) where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases property, or conducts any business;

(b)

other than the Material Subsidiaries, the Company has no subsidiary and no investment in any person which in either case is or could be material to the business and affairs of the Company. Other than the Material Subsidiaries, the other Subsidiaries are inactive and do not carry on, and have not carried on, any business or operations. The Company is the direct or indirect registered and beneficial owner of all of the issued and outstanding shares of or other voting securities in each Subsidiary (except Pure Sunfarms, of which it is the registered and beneficial owner of 57.4% of the voting securities of Pure Sunfarms, and VF Hemp, of which it is the registered and beneficial owner of 65% of the voting securities of VF Hemp), free and clear of all encumbrances, liens, mortgages, hypothecations, security interests, charges or adverse interests whatsoever, and no person, firm, corporation or entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or any Subsidiary of any of the shares or other securities of any Subsidiary;

(c)

each Material Subsidiary: (i) has been duly incorporated, amalgamated, continued or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization and has the corporate power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and as currently proposed to be conducted and to carry out the provisions hereof; and (ii) where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, and is not precluded from carrying on business or owning property in such jurisdictions by any other commitment, agreement or document;

(d)

the Company and each Material Subsidiary (i) have each conducted and have each been conducting their business in material compliance with all Applicable Laws of each jurisdiction in which its business is carried on or in which its services are provided and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such

Applicable Laws, (ii) are not in breach or violation of any judgment, order or decree of any Governmental Authority or court having jurisdiction over the Company or any Material Subsidiary, as applicable, and (iii) hold all, and are in substantial compliance with all, Governmental Licences that are material to the conduct of the business of the Company and the Material Subsidiaries and required to carry on their business as now conducted;

(e)

neither the Company nor any Subsidiary has been served with or otherwise received notice of any legal proceeding, action, suit or inquiry or governmental proceedings and there are no legal proceedings, actions, suits, or inquiries or governmental proceedings (whether or not purportedly on behalf of the Company) pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation by the Company of the transactions contemplated by this Agreement, and, to the knowledge of the Company, no such proceedings, actions, suits or inquiries have been threatened or contemplated by any Governmental Authority or any other persons;

(f)

any real property or building held under lease by the Company or any Subsidiary is held by it under valid and subsisting leases and/or temporary occupations enforceable against the respective lessors and/or owners thereof with the exclusive right to occupy and use such premises, subject to such exceptions as are not material, individually or in the aggregate, to the Company;

(g)

subject to paragraph (f) above, (A) each of the Properties is 100% beneficially owned by the Company or a Material Subsidiary; (B) the Company or a Material Subsidiary holds the Properties under valid, subsisting and enforceable title documents and such title documents permit the Company and the Material Subsidiaries to carry on their business thereon as currently conducted and as proposed to be conducted; (C) except as disclosed in the Prospectus, the Company or a Material Subsidiary has good and marketable freehold title in fee simple to the Properties free and clear of any and all hypothecs, prior claims, mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising; and (D) the Properties are insured by an owner’s title insurance policy issued by a nationally recognized title insurance company;

(h)

to the actual knowledge of the Company, without having made inquiry, (A) Delta 3 is 100% beneficially owned Pure Sunfarms; (B) Pure Sunfarms holds Delta 3 under valid, subsisting and enforceable title documents and such title documents permit Delta 3 to carry on their business thereon as currently conducted and as proposed to be conducted; (C) except as disclosed in the Prospectus, Pure Sunfarms has good and marketable freehold title in fee simple to Delta 3 free and clear of any and all hypothecs, prior claims, mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising; and (D) Delta 3 is insured by an owner’s title insurance policy issued by a nationally recognized title insurance company;

(i)	all Taxes and governmental assessments which could be a lien on any of the Properties and that are due and owing in respect of any of the Properties have been paid;

(j)

there are currently no facts, circumstances, events or conditions which could reasonably be expected to materially and adversely affect or impair the value or permitted use(s) of any of the Properties;

(k)

to the actual knowledge of the Company, without having made inquiry, there are currently no facts, circumstances, events or conditions which could reasonably be expected to materially and adversely affect or impair the value or permitted use(s) of Delta 3;

(l)	to the Company’s knowledge, the Properties and the buildings constructed and operations on the Properties are in material compliance with all Applicable Laws;

(m)

the Properties and the buildings constructed thereon are insured at insurable replacement value against all loss from damage by hazards or risks normally insured against for properties and buildings of a similar type and usage, with reasonable deductibles;

(n)

the buildings constructed on the Properties were constructed in accordance with building permits properly issued therefor, if required, and in material compliance with all applicable building and zoning by-laws; and there are no material defects in such buildings; neither the Company nor any Subsidiary has received notice of any outstanding work orders or deficiency notices relating to such buildings from or required by any police or fire department, sanitation, health authorities or from any other Governmental Authority and there is currently no matter under discussion with any such departments or authorities relating to work orders; such buildings and all chattels required for the effective operation of such buildings are in good operating condition and are in a state of good repair and maintenance;

(o)

except as disclosed in the Offering Documents, no property rights are necessary for the conduct of the business of the Company or the Subsidiaries as currently conducted; none of the Company nor the Subsidiaries is aware of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights once acquired; and none of the Company nor any Subsidiary has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof;

(p)

any and all of the agreements and other documents and instruments pursuant to which the Company or the Subsidiaries hold the property and assets thereof are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof (except as may be qualified by the Qualification); neither the Company nor any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor, to the Company’s knowledge, has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated; all leases, licences and claims pursuant to which the Company and the Subsidiaries derive the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim and all Taxes required to be paid with respect to such properties and assets to the date hereof have been paid;

(q)

any and all operations of the Company and the Subsidiaries, and to the best of the Company’s knowledge, any and all operations by predecessors, on or in respect of the assets and properties of the Company and the Subsidiaries have been conducted substantially in accordance with good industry practices in the jurisdiction of operation and in material compliance with Applicable Laws and orders, judgments, decrees and directions of Governmental Authorities and other competent authorities;

(r)	the Financial Statements:

(i)	have been prepared in accordance with Applicable Securities Laws and IFRS, applied on a consistent basis throughout the periods referred to therein, except as otherwise disclosed therein;

(ii)

present fairly, in all material respects, the financial position and condition of the Company and the Subsidiaries (other than Pure Sunfarms, which is presented and accounted for by the Company using the equity method of accounting) on a consolidated basis as at the respective dates thereof and the results of its operations and the changes in its shareholder’s equity and cash flows for the periods then ended, and do not contain a misrepresentation; and

(iii)	have been audited by independent public accountants within the meaning of Applicable Securities Laws and the rules of the Chartered Professional Accountants of Canada;

(s)

there has not been any “disagreement” or “reportable event” (within the respective meanings of NI 51-102) with the current auditors or any former auditors of the Company during the past five (5) financial years;

(t)

the Company has established and maintains a system of disclosure controls and procedures and internal control over financial reporting, and has: (i) designed such disclosure controls and procedures, or caused them to be designed under management’s supervision, to provide reasonable assurance that material information relating to each of the Company and the Subsidiaries is made known to management by others, particularly during the period in which the financial statements are being prepared; and (ii) designed such internal control over financial reporting, or caused it to be designed under management’s supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS;

(u)	there are no material liabilities of the Company whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Financial Statements;

(v)	the audit committee’s responsibilities and composition comply with National Instrument 52-110—Audit Committees of the Canadian Securities Administrators;

(w)

except as disclosed in the Offering Documents, none of the directors, officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the outstanding Common Shares or any known associate or affiliate of any such person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Company or any Subsidiary which, as the case may be, materially affects, is material to or will materially affect the Company and its Subsidiaries on a consolidated basis;

(x)

(i) the Company and each Material Subsidiary has duly and on a timely basis filed all foreign, federal, state, provincial and municipal tax returns required to be filed by it, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and each Subsidiary has paid all Taxes due and payable by the Company and the Subsidiaries, respectively, and has paid all assessments and reassessments and all other Taxes due and payable by it and which are claimed by any Governmental Authority to be due and owing and adequate provision has been made for Taxes payable for any completed fiscal period for which tax returns are not yet required to be filed, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (iii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any Taxes, governmental charge or deficiency by the Company or by any Subsidiary; (iv) there are no material actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary in respect of Taxes; and (v) there are no matters under discussion with any Governmental Authority relating to Taxes asserted by any such authority, other than matters that are immaterial to the Company and the Subsidiaries taken as a whole;

(y)

the Company (i) is a reporting issuer in all of the Provinces of Canada, and (ii) the Company is not in default under Applicable Securities Laws of any of such Qualifying Jurisdictions and is not on the list of defaulting issuers maintained by any Securities Commission;

(z)

the Company is in compliance with its timely and continuous disclosure obligations under Applicable Securities Laws including the policies, rules and regulations of the TSX and the NASDAQ and, without limiting the generality of the foregoing, there has not occurred any material change (actual, anticipated, contemplated, threatened, financial or otherwise) in the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise), results of operations or control of the Company and the Subsidiaries taken as a whole since December 31, 2018 which has not been set forth in the Offering Documents or otherwise publicly disclosed on a non-confidential basis, and the Company has not filed any confidential material change report which remains confidential as at the date hereof;

(aa)	to the knowledge of the Company, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company or any Subsidiary;

(bb)

the authorized capital of the Company consists of Common Shares, preferred shares and special voting shares; no preferred shares and no special voting shares are issued and outstanding; the number of currently issued and outstanding Common Shares of the Company is as disclosed in the Prospectus Supplement and all such issued Common Shares are validly issued and outstanding, and no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option or privilege (whether pre-

emptive or contractual), for the issue or allotment of any unissued shares in the capital of the Company or any Subsidiary or any other security convertible into or exchangeable for any such shares, or to require the Company or any Subsidiary to purchase, redeem or otherwise acquire any of the outstanding securities in the capital of the Company or any Subsidiary, except as disclosed in the Offering Documents in respect of the Company;

(cc)

the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, provided that enforcement hereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction and that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable (the “Qualification”);

(dd)

the execution and delivery of this Agreement, the fulfillment of the terms hereof by the Company and the issuance, sale and delivery of the Offered Shares to be issued and sold by the Company do not and will not:

(i)

require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange, Securities Commission, the SEC or other third party, except such as have been obtained or will be obtained in a timely manner prior to Closing under Applicable Securities Laws or stock exchange regulations;

(ii)

result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

A.	any of the terms, conditions or provisions of the articles, by laws or resolutions of the shareholders, directors or any committee of directors of the Company or any Subsidiary;

B.

any indenture, agreement or instrument to which the Company or any Subsidiary is a party or by which it or they are contractually bound, including the Securityholders Agreement and the Credit Facilities; or

C.

any Applicable Laws, including, without limitation, Applicable Securities Laws, or any judgment, order, direction or decree of any Governmental Authority or court having jurisdiction over the Company or any Subsidiary; or

(iii)

affect the rights, duties and obligations of any parties to any indenture, agreement or instrument to which the Company or any Subsidiary is a party, nor give a party the right to terminate any such indenture, agreement or instrument by virtue of the application of terms, provisions or conditions in such indenture, agreement or instrument;

(ee)

the Company has the corporate power, capacity and authority to issue the Offered Shares and to grant the Over-Allotment Option to the Underwriter; the Offered Shares have been duly authorized, allotted and reserved for issuance and, at the applicable Closing Time:

(i)	the Initial Shares and, if applicable, the Additional Shares will be duly and validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company; and

(ii)

the Initial Shares and, if applicable, the Additional Shares will not have been issued in violation of or subject to any pre-emptive or contractual rights to purchase securities issued or granted by the Company, including the Securityholders Agreement;

(ff)	all statements made in the Offering Documents describing the Offered Shares and the attributes thereof are complete and accurate in all material respects;

(gg)

other than as disclosed in the Offering Documents, there is no legislation or governmental regulations in effect or, to the knowledge of the Company, proposed which materially and adversely affect the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations of the Company or any Subsidiary, other than legislation or governmental regulations which the Company is already in material compliance with;

(hh)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Offered Shares, the Common Shares or any other security of the Company has been issued or made by any Securities Commission, the SEC or stock exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by any such authority or under any Applicable Securities Laws;

(ii)

except for the Underwriter as provided herein, there is no person, firm or corporation acting for the Company entitled to any brokerage or finder’s fee or other similar fee in connection with this Agreement or any of the transactions contemplated hereunder;

(jj)

the Company is an Eligible Issuer and has filed all documents forming the Disclosure Record on a timely basis, except for any failure to file on a timely basis which is not material. As of their respective dates, the documents forming the Disclosure Record complied in all material respects with the requirements of Applicable Securities Laws, and none of the documents forming the Disclosure Record, when filed, contained any misrepresentation, which has not been corrected by the filing of a subsequent document which forms part of the Disclosure Record;

(kk)

the Offered Shares qualify as eligible investments as described in the Prospectus Supplement under the heading “Eligibility for Investment” and the Company will not take or permit any action within its control which would cause the Offered Shares to cease to be qualified, during the period of distribution of the Offered Shares, as eligible investments to the extent so described in the Prospectus;

(ll)

the minute books and records of each of the Company and the Material Subsidiaries made available to counsel for the Underwriter in connection with its due diligence investigation of the Company and the Material Subsidiaries for the periods from its date of incorporation to the date of examination thereof are all of the minute books and records of the Company and the Material Subsidiaries and contain copies of all material proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committees of the board of directors of the Company and the Material Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other records, other than those which are not material to the Company or any Material Subsidiary;

(mm)

the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts, if any, as are prudent and customary in the businesses in which they are engaged, and the Company has no reason to believe that it will not be able to renew the existing insurance coverage of the Company and the Subsidiaries, if any, as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost as would not have a Material Adverse Effect;

(nn)	the Company and the Subsidiaries:

(i)

and the Properties, assets and operations thereof comply, and have complied, in all material respects with all applicable “Environmental Laws” (which term means and includes, without limitation, any and all Applicable Laws relating to the environment, occupational health and safety, or any “Environmental Activity” (which term means and includes, without limitation, any past, present or future activity, event or circumstance by or in respect of a “Contaminant” (which term means and includes, without limitation, any pollutants, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter (including any of the foregoing), which is defined or described as such pursuant to any such applicable Environmental Laws), during the time such Properties, assets and operations were under the control of the Company or a Subsidiary, and to the actual knowledge of the Company without inquiry, prior to the time such Properties, assets and operations were under the control of the Company or a Subsidiary, including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

(ii)

have not received any notice of any claim, judicial or administrative proceeding, pending or, to the knowledge of the Company, threatened against, or which may materially adversely affect, the Company, the Subsidiaries or any of the Properties, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Company is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and, to the Company’s knowledge, neither the Company nor any Subsidiary, nor any of the

Properties, assets or operations of either of them, is the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(iii)

have not given or filed any notice under any federal, state, provincial or local law with respect to any Environmental Activity, the Company and the Subsidiaries do not, to the Company’s knowledge, have any liability (whether contingent or otherwise) in connection with any Environmental Activity and no notice has been given under any federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting either the Company or the Subsidiaries or the Properties, assets, business or operations of any of them;

(iv)

have not stored any hazardous or toxic waste or toxic substance on the Properties and have not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the Properties at which the Company or the Subsidiaries carry on business, in each case other than in compliance with Environmental Laws; and

(v)	are not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or non-compliance with Environmental Laws;

(oo)

the Company and the Subsidiaries are in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, and human rights, and neither the Company nor any Subsidiary has engaged in any unfair labour practice, except in either case as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the best of the knowledge of the Company after due inquiry, threatened against the Company or a Subsidiary; no union representation question exists respecting the employees of the Company or a Subsidiary and no collective bargaining agreement is in place or currently being negotiated by the Company or a Subsidiary; and all benefit or pension plans of the Company and the Subsidiaries are funded in accordance with Applicable Laws and no past service funding liability exist thereunder, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(pp)

each of the Company and the Subsidiaries owns or has the right to use all of the material Intellectual Property owned or used by it as of the date hereof. All registrations, if any, and filings necessary to preserve the rights of the Company and the Subsidiaries in all material Intellectual Property owned by them have been made and are in good standing. Neither the Company nor any Subsidiary has any material pending action or proceeding, nor any material threatened action or proceeding, against any person with respect to the use of the Intellectual Property, and there are no circumstances which cast doubt on the validity or enforceability of any material Intellectual Property owned or used by the Company or the Subsidiaries. The conduct of the Company’s and the Subsidiaries’ business, taken as a whole, does not, to the knowledge of the Company, infringe upon the Intellectual Property rights of any other person. Neither the Company nor any Subsidiary has any pending action or proceeding, nor, to the knowledge of the Company, is there any threatened action or proceeding against it with respect to the Company’s or the Subsidiaries’ use of any material Intellectual Property. No third parties have rights to any Intellectual Property that is owned by the Company or the Subsidiaries, except as disclosed in the Offering Documents or other than rights acquired pursuant to non-exclusive licenses granted by the Company or the Subsidiaries in the ordinary course of business. None of the material Intellectual Property that is owned by the Company or the Subsidiaries comprises an improvement to any material Intellectual Property that would give any third person any rights to any such Intellectual Property, including, without limitation, rights to license any such Intellectual Property;

(qq)	at the time of delivery thereof to the Underwriter:

(i)	the Final Base Shelf Prospectus and the Prospectus Supplement complied, and all Supplementary Material, if any, will comply, fully with the requirements of Applicable Securities Laws;

(ii)

the Final Base Shelf Prospectus and the Prospectus Supplement provided and all Supplementary Material, if any, will provide, full, true and plain disclosure of all material facts relating to the Company (on a consolidated basis) and the Offered Shares; and

(iii)	the Final Base Shelf Prospectus and Prospectus Supplement did not, and all Supplementary Material, if any, will not contain any misrepresentation;

(rr)	Computershare Investor Services Inc., at its principal offices in Toronto, Ontario has been duly appointed as the registrar and transfer agent for the Common Shares;

(ss)

neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of the foregoing, has (i) violated any anti-bribery or anti-corruption laws applicable to the Company or the Subsidiaries, including but not limited to Canada’s Corruption of Foreign Public Officials Act, or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (X) to any government official, whether directly or through any other person, for the purpose of influencing any act or decision of a government official in his or her official capacity; inducing a government official to do or omit to do any act in violation of his or her lawful duties or to use his or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or department, agency, instrumentality or entity thereof; securing any improper advantage; inducing a government official to influence or affect any act or decision of any Governmental Authority; or assisting the Company or the Subsidiaries or any representative thereof in obtaining or retaining business for or with, or directing business to, any person; or (Y) to any person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of foregoing acting upon the request or at the direction of the Company or the Subsidiaries, has (1) conducted or initiated any review, audit, or internal investigation that concluded the Company, the Subsidiaries or any director, officer, employee, consultant, representative or agent of the foregoing violated any such Applicable Laws or committed any wrongdoing, or (2) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anticorruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such Applicable Laws, or received any notice, request, or citation from any person alleging non-compliance with any such Applicable Laws;

(tt)

the operations of each of the Company and the Subsidiaries have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of Applicable Laws relating to anti-money laundering of jurisdictions where each of the Company and the Subsidiaries conduct business, and any related or similar Applicable Laws issued, administered or enforced by any applicable Governmental Authority having jurisdiction over each of the Company and the Subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or any arbitrator or Governmental Authority involving any of the Company or the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened or contemplated;

(uu)

the business, Properties, and assets of the Company and the Subsidiaries (including Delta 3) conform in all material respects to the descriptions thereof contained or incorporated by reference in the Offering Documents;

(vv)

the Company and each Subsidiary is carrying on its business in material compliance with all Applicable Laws and governmental regulations or ordinances, in whole or in part, and all products provided by the Company or any Subsidiary are provided in material compliance with all Applicable Laws and, in all material respects, meet industry specific standards set by all organizations which pertain to the business of the Company and each Subsidiary;

(ww)

(A) the Company and each Subsidiary (other than Pure Sunfarms) possesses all permits, certificates, licences, approvals, consents and other authorizations and clearances, and supplements and amendments to the foregoing (collectively, the “Governmental Licences”) issued by the appropriate Governmental Authority necessary or required to conduct the business as now operated by the Company and each Subsidiary (other than Pure Sunfarms) and proposed to be conducted by the Company and each Subsidiary (other than Pure Sunfarms and except as otherwise described in the Offering Documents); (B) the Company and each Subsidiary (other than Pure Sunfarms) is in compliance with the terms and conditions of all such Governmental Licences except for instances of noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect; (C) all of the Governmental Licences held by the Company and each Subsidiary (other than Pure Sunfarms) are in good standing, valid and in full force and effect; and (D) the Company and its Subsidiaries (other than Pure Sunfarms) have not received any notice relating to the cancellation, revocation, limitation, suspension, or adverse modification of any such Governmental Licences;

(xx)

to the knowledge of the Company, (A) Pure Sunfarms possesses all Governmental Licenses issued by the appropriate Governmental Authority necessary or required to conduct the business as now operated by Pure Sunfarms and proposed to be conducted by Pure Sunfarms (except as otherwise described in the Offering Documents); (B) Pure Sunfarms is in compliance with the terms and conditions of all such Governmental Licences except for instances of noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect; (C) all of the Governmental Licences held by Pure Sunfarms are in good standing, valid and in full force and effect; and (D) Pure Sunfarms has not received any notice relating to the cancellation, revocation, limitation, suspension, or adverse modification of any such Governmental Licences;

(yy)

Pure Sunfarms has amalgamated with Pure Sunfarms Canada Corp. and thereby possesses as the exclusive owner thereof a Cannabis Act licence to cultivate and process cannabis, which licence permits the sale of cannabis and cannabis products to certain licensees under the Cannabis Act and persons authorized to sell cannabis under a provincial Act by reason of Subsection 69(1) of the Cannabis Act (the “License”); under the License, Pure Sunfarms may sell or distribute to a holder of a licence for sale and a person authorized to sell under provincial law fresh cannabis, dried cannabis, cannabis plants, and cannabis seeds; the Company confirms that each of the officers and directors of Pure Sunfarms has successfully undergone a security clearance conducted by the Royal Canadian Mounted Police (RCMP) and obtained a confirmation of security clearance from the applicable Governmental Authorities and such security clearance is valid and in good standing; neither the Company nor, to the knowledge of the Company, Pure Sunfarms has received any communication from a Governmental Authority that the exercise of the Option, the acquisition of control of Pure Sunfarms Canada Corp. by Pure Sunfarms, the change of the shareholder of Pure Sunfarms Canada Corp. or the amalgamation of Pure Sunfarms Canada Corp. and Pure Sunfarms would invalidate, void, nullify or otherwise cancel the License and the Company is not aware of any facts or circumstances which could invalidate, void, nullify or otherwise cancel the License;

(zz)

the Company has entered into a settlement agreement dated March 2, 2020 with Emerald Health Therapeutics, Inc. (“Emerald”) concerning all outstanding disputes between such parties in connection with Pure Sunfarms (the “Emerald Settlement”), the Emerald Settlement is in full force and effect, all transactions contemplated by the Emerald Settlement have been completed, both the Company and, to the knowledge to the Company, Emerald are in compliance with the terms of the Emerald Settlement, and the Company is not aware of any other actual, threatened or contemplated disputes between the Company and Emerald concerning Pure Sunfarms or of any circumstances or facts which could result in any such disputes;

(aaa)

the Company: (A) has not received any correspondence or notice from any Governmental Authority alleging or asserting material noncompliance with any Applicable Regulatory Laws or any Governmental Licences required by any such Applicable Regulatory Laws; (B) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, inspection, investigation, arbitration or other action from any Governmental Authority or third party alleging that any operation or activity of the Company, the Material Subsidiaries or any of their directors, officers and/or employees is in material violation of any Applicable Regulatory Laws or Governmental Licences required by any such Applicable Regulatory Laws and has no knowledge or reason to believe that any such

Governmental Authority or third party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, inspection, investigation, arbitration or other action; and (C) either directly has, or indirectly on its behalf has, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by Applicable Regulatory Laws or Governmental Licences required by any such Applicable Regulatory Laws in order to keep all Governmental Licences in good standing, valid and in full force (except where the failure to so file, declare, obtain, maintain or submit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission);

(bbb)

the Company has not received notice of any action pending or recommended by any Governmental Authority to terminate, suspend, limit, withdraw, or forfeit the participation of the Company in any government program, including any food safety programs;

(ccc)

no Governmental Authority is presently alleging or asserting, or, to the Company’s knowledge, threatening to allege or assert, noncompliance with any applicable legal requirement or registration in respect of the Company’s products;

(ddd)

the Company’s products are currently cultivated, harvested, manufactured, tested, packaged and labeled at facilities which are in compliance with good agricultural practices and good production practices prescribed by Applicable Regulatory Laws and such other regulatory requirements applicable to the Company’s products, including good agricultural practices and good production practices that are acceptable to Health Canada and the FDA;

(eee)

the business of the Company and each Subsidiary is conducted in compliance with all Applicable Laws related to the development, cultivation, manufacture, production, packaging, labeling, storage, transportation, distribution, purchase, sale or marketing of the Company’s products, in each case, in all material respects. There have been no recalls or withdrawals of any products cultivated, manufactured, produced, packaged, distributed or sold by or on behalf of the Company and/or any Subsidiary, and there have been no claims or other instances of the presence of or exposure to any food contaminants or adulterants, food poisoning, pests, or other Hazardous Materials in any such products, nor any other food-related conditions with respect to the products of the Company and the Subsidiaries that would be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. Each product of the Company and of each Subsidiary conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its distribution or sale (including to the extent that products are being marketed as “non-GMO,” “fresh,” “organic,” “all natural,” “sustainable,” “U.S. grown,” “greenhouse” or similar claims) and the Company and each Subsidiary possesses appropriate certifications or scientifically reliable materials to substantiate such claims;

(fff)

the Company and the Subsidiaries have operated and are currently in material compliance with all applicable rules, regulations, policies and guidances of Health Canada, the Ministry of Agriculture and Agri-Food Canada (“AAFC”), the FDA, United States Department of Agriculture (“USDA”) and any other Governmental Authority having jurisdiction over the Company or any Subsidiary or their respective activities; all products manufactured, in whole or in part, marketed, or distributed by the Company or any Subsidiary comply in full with and meet industry specific standards set by all relevant organizations, including Health Canada, AAFC, the United States Food and Drug Administration (the “FDA”) and the USDA, which pertain to the business of the Company or any Subsidiary and the products of the Company and the Subsidiaries have met and satisfied all product safety standards necessary to permit the sale thereof in each jurisdiction in which such products are sold;

(ggg)

to the actual knowledge of the Company, without having made inquiry, the supply agreement entered into between Pure Sunfarms and the Ontario Cannabis Retail Corporation (operating as the Ontario Cannabis Store) on February 8, 2019 is in good standing and in full force and effect, and Pure Sunfarms is in compliance with all of its obligations thereunder;

(hhh)

the Company is not in material breach or violation of or default under, and, to the knowledge of the Company, no event or omission has occurred which after notice or lapse of time or both, would constitute a breach or violation of or default under, or would result in the acceleration or maturity of any indebtedness (including the Credit Facilities) or other material liabilities or obligations under any mortgage, hypothec, note, indenture, contract, agreement (written or oral), instrument, lease, or other document to which it is a party or is subject or by which it or its assets or properties are bound;

(iii)

Pure Sunfarms has validly exercised its option to lease the Delta 2 greenhouse facility located at 4526—80th Street, Delta, British Columbia (“Delta 2”) from the Company, and the lease between Pure Sunfarms and the Company in respect of Delta 2 (the “Delta 2 Lease”) is in good standing and in full force and effect and there have been no defaults by either the Company or Pure Sunfarms under the Delta 2 Lease;

(jjj)

no VF Owner (other than Michael DeGiglio) has any rights under sections 6.2 and 6.3, or any other provision, of the Securityholders Agreement and, to the knowledge of the Company, no VF Owners (other than Michael DeGiglio) hold any shares or other securities in the Company;

(kkk)

all forward-looking information and statements of the Company contained in the Offering Documents and the assumptions underlying such information and statements, subject to any qualifications contained therein, including any forecasts and estimates, expressions of opinion, intention and expectation, as at the time they were or will be made, were or will be made on reasonable grounds after due and proper consideration and were or will be truly and honestly held and fairly based;

(lll)

the statistical, industry and market related data included in the Offering Documents are derived from sources which the Company reasonably believes to be accurate, reasonable and reliable, and such data agrees with the sources from which it was derived;

(mmm)

(A) the Company has not made any “significant acquisition” as such term is defined in NI 51-102 in its current financial year or prior financial years in respect of which historical and/or pro forma financial statements or other information would be required to be included or incorporated by reference into the Prospectus, and for which a business acquisition report would need to be filed under NI 51-102; (B) the Company has not entered into any agreement or arrangement in respect of a transaction that would be a “significant acquisition” for purposes of Part 8 of NI 51-102; and (C) there are no proposed acquisitions by the Company that have progressed to the state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and would be a “significant acquisition” for the purposes of Part 8 of NI 51-102, if completed as of the date of the Prospectus;

(nnn)	the Final Receipt is in full force and has not been rescinded, repealed, revoked or otherwise nullified by any Securities Commission, the SEC or other Governmental Authority; and

(ooo)

none of the Company or any of its predecessors or subsidiaries has had the registration of a class of securities under the U.S. Exchange Act revoked by the SEC pursuant to Section 12(j) of the U.S. Exchange Act and any rules or regulations promulgated under the U.S. Securities Act.

9.	Covenants of the Company

The Company covenants and agrees with the Underwriter that the Company:

(a)

will advise the Underwriter, promptly after receiving notice thereof, of the time when the Prospectus Supplement, the U.S. Prospectus Supplement and any Supplementary Material has been filed and, if applicable, Passport Receipts have been obtained and will provide evidence satisfactory to the Underwriter of each such filing and, if applicable, copies of such Passport Receipts;

(b)

will advise the Underwriter, promptly after receiving notice or obtaining knowledge of: (i) the issuance by any Securities Commission or the SEC of any order suspending or preventing the use of the Prospectus or any Supplementary Material or suspending or seeking to suspend the trading of the Offered Shares or the Common Shares; (ii) the suspension of the qualification of the Offered Shares for offering or sale in any of the Qualifying Jurisdictions or the United States; (iii) the institution, threatening or contemplation of any proceeding for any of the foregoing purposes; or (iv) any requests made by any Securities Commission or the SEC for amending or supplementing the Prospectus or any Supplementary Material or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order or any suspension respectively referred to in (i) or (ii) above and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible or if any such suspension occurs, to promptly remedy such suspension in accordance with this Agreement;

(c)

will use its commercially reasonable efforts to maintain the listing of the Common Shares on the TSX and the NASDAQ or such other recognized stock exchange or quotation system as Beacon may approve (acting reasonably), for a period of 12 months following the Closing Date, provided that (i) the foregoing is subject to the obligations of the directors to comply with their fiduciary duties to the Company and (ii) the Company shall not be required to comply with this Section following the completion of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Company ceases to be a “reporting issuer” under Applicable Securities Laws;

(d)	will use its commercially reasonable efforts to ensure that the Offered Shares are, when issued, listed and posted for trading on the TSX and the NASDAQ upon their date of issuance;

(e)	will apply the net proceeds from the issue and sale of the Offered Shares in accordance with the disclosure set out under the heading “Use of Proceeds” in the Prospectus Supplement;

(f)

will promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Underwriter may reasonably require from time to time for the purpose of giving effect to this Agreement and take all such steps as may be reasonably required within its power to implement to the full extent the provisions, and to satisfy the conditions, of this Agreement;

(g)

will on or before the time of filing the Prospectus Supplement provide to the Underwriter a copy of the conditional listing approval of the Offered Shares on the TSX and, if obtained by such time, the approval of the listing of the Offered Shares on the NASDAQ;

(h)

will forthwith notify the Underwriter of any breach of any covenant of this Agreement or any Ancillary Documents by the Company, or upon it becoming aware that any representation or warranty of the Company contained in this Agreement or any Ancillary Document is or has become untrue or inaccurate in any material respect, or upon the Company becoming aware that it will not be able to satisfy any condition set forth in Section 10;

(i)

will use commercially reasonable efforts to obtain a waiver from Michael DeGiglio of his rights under sections 6.2 and 6.3 of the Securityholders Agreement in connection with the Offering and deliver such waiver as contemplated by Section 10(n);

(j)	will use commercially reasonable efforts to cause the directors and officers of the Company to deliver at the Closing Time on the Closing Date the agreements contemplated by Section 10(p);

(k)	will make available management of the Company for meetings with investors as scheduled by the Underwriter at the discretion of the Underwriter, acting reasonably;

(l)	will direct all inquiries from persons expressing an interest in participating in the Offering to Beacon as long as Beacon is engaged under this Agreement; and

(m)

will take all necessary corporate action to authorize the execution and delivery of each of the Prospectus Supplement, the U.S. Prospectus Supplement and any Supplementary Material and the filing thereof with the Securities Commissions and the SEC.

10.	Conditions of Closing

The obligation of the Underwriter to purchase the Initial Shares at the Closing Time on the Closing Date and to purchase any Additional Shares at the Closing Time on an Option Closing Date shall be subject to the following:

(a)

the Underwriter will receive at the Closing Time a legal opinion addressed to the Underwriter and their counsel dated and delivered on the Closing Date from the Company’s Canadian counsel, Torys LLP, and from local counsel (only in respect of matters governed by laws of the Qualifying Jurisdictions where the Company’s Canadian counsel is not qualified to practice), in each case in form and substance satisfactory to the Underwriter and their counsel, acting reasonably, with respect to the following matters, subject to such reasonable assumptions and qualifications customary with respect to transactions of this nature as may be accepted by Underwriter’s counsel:

(i)

the Company is a “reporting issuer”, or its equivalent, in each of the Qualifying Jurisdictions and it is not listed as being in default of Applicable Securities Laws in any of the Qualifying Jurisdictions which maintain such a list;

(ii)

the Company is a corporation duly incorporated and validly existing under the federal laws of Canada, and has all requisite corporate power, capacity and authority to carry on its business as now conducted and to own, lease and operate its property and assets as described in the Prospectus;

(iii)	as to the authorized, and issued and outstanding, capital of the Company;

(iv)	the rights, privileges, restrictions and conditions attaching to the Offered Shares are accurately summarized in all material respects in the Prospectus;

(v)	the Initial Shares have been duly and validly authorized and issued and are outstanding as fully paid and non-assessable Common Shares;

(vi)

the Additional Shares issuable upon the exercise of the Over-Allotment Option have been duly and validly allotted and reserved for issuance by the Company and, upon the valid exercise of the Over-Allotment Option and receipt by the Company of payment in full therefor, the Additional Shares will be duly and validly authorized and issued and will be outstanding as fully paid and non-assessable Common Shares;

(vii)

the Company has all necessary corporate power and capacity: (i) to execute and deliver this Agreement and to perform its obligations under this Agreement; (ii) to offer, issue, sell and deliver the Initial Shares; and (iii) to offer, issue, sell and deliver the Additional Shares issuable upon exercise of the Over-Allotment Option;

(viii)

all necessary corporate action has been taken by the Company to authorize the execution and delivery of each of the Preliminary Base Shelf Prospectus, the Final Base Shelf Prospectus, the Prospectus Supplement and any Supplementary Material and the filing thereof in each of the Qualifying Jurisdictions;

(ix)

the Company has duly authorized, executed and delivered, this Agreement and authorized the performance of its obligations hereunder, including the offering, issue, sale and delivery of the Initial Shares, the grant of the Over-Allotment Option, the offering, issue, sale and delivery of the Additional Shares upon the valid exercise of the Over-Allotment Option and receipt by the Company of payment in full therefor, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors’ rights generally; (ii) equitable remedies, including the remedies of specific performance and injunctive relief, being available only in the discretion of the applicable court; (iii) the applicable laws regarding limitations of actions; (iv) enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under Applicable Law without affecting the enforceability or validity of the remainder of such document would be determined only in the discretion of the court; (v) enforceability of the provisions exculpating a party from liability or duty otherwise owed by it may be limited under Applicable Law; and (vi) the rights to indemnity, contribution and waiver under the documents which may be limited or unavailable under Applicable Law;

(x)

the execution and delivery of this Agreement and the fulfillment of the terms hereof, the offering, issue, sale and delivery of the Initial Shares, the grant of the Over-Allotment Option, the offering, issue, sale and delivery of the Additional Shares upon the valid exercise of the Over-Allotment Option and receipt by the Company of payment in full therefor, and the consummation of the transactions contemplated by this Agreement, do not result in a breach of (whether after notice or lapse of time or both) or constitute a default under (i) any of the terms, conditions or provisions of the articles of incorporation or amalgamation, as applicable, and by-laws of the Company, (ii) resolutions of the shareholders or the board of directors (or any committee thereof) of the Company, or (iii) the laws of the Province of Ontario and the federal laws of Canada applicable therein;

(xi)	Computershare Investor Services Inc. is the duly appointed registrar and transfer agent for the Common Shares;

(xii)

all necessary documents have been filed, all requisite proceedings have been taken, all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Jurisdiction have been obtained, and all necessary legal requirements have been fulfilled, in order to qualify the distribution of the Initial Shares and the Additional Shares in each of the Qualifying Jurisdictions through dealers who are registered under Applicable Securities Laws and who have complied with the relevant provisions of such Applicable Laws;

(xiii)	the Initial Shares and Additional Shares have been conditionally listed or approved for listing on the TSX subject only to the Standard Listing Conditions;

(xiv)	as to the accuracy of the statements under the heading “Eligibility for Investment” in the Prospectus; and

(xv)	as to all other legal matters reasonably requested by counsel to the Underwriter.

In connection with such opinion, counsel to the Company may rely on the opinions of local counsel in the Qualifying Jurisdictions acceptable to counsel to the Underwriter, acting reasonably, as to the qualification for distribution of the Offered Shares or opinions may be given directly by local counsel of the Company with respect to those items and as to other matters governed by the laws of jurisdictions other than the province or provinces in which the Company’s Canadian counsel are qualified to practice and may rely, to the extent appropriate in the circumstances but only as to matters of fact, on certificates of officers of the Company and others;

(b)

the Underwriter shall have received legal opinions from legal counsel to, and duly qualified to practice law in the jurisdiction of existence of, each wholly-owned Material Subsidiary that is Canadian (other than VF Clean Energy, Inc.) addressed to the Underwriter and legal counsel to the Underwriter and based upon an officer’s certificate for each such Material Subsidiary with respect to: (i) the existence of each such Material Subsidiary; and (ii) the corporate power and capacity of each such Material Subsidiary to carry on its business and activities and to own and lease its property and assets;

(c)	the Underwriter shall have received a favourable legal opinion, in form and substance satisfactory to the Underwriter, acting reasonably, from the U.S. counsel to the Company, to the effect that:

(i)

assuming the compliance of the U.S. Prospectus, including the documents incorporated by reference therein, with the requirements of the applicable Canadian securities laws and any other applicable Canadian law, each of the Registration Statement and the U.S. Prospectus (other than (i) the financial statements, including the notes thereto, schedules, and other financial, statistical and accounting data contained therein or omitted therefrom and (ii) the documents incorporated or deemed to be incorporated by reference therein, as to which such counsel need express no opinion) appeared on its face to be appropriately responsive as to form in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations thereunder; and

(ii)

no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority of the United States, which has not been obtained, taken or made (other than as required by any state securities laws, as to which such counsel expresses no opinion) is required on the part of the Company under U.S. Securities Laws for the issuance or sale of the Offered Shares or the performance by the Company of its obligations under this Agreement, except such as have been obtained, taken or made;

(d)

the Underwriter shall have received a certificate dated the Closing Date, signed by the Chief Executive Officer of the Company or any other senior officer(s) of the Company as may be acceptable to the Underwriter, in form and content satisfactory to the Underwriter’s counsel, acting reasonably, with respect to:

(i)	the articles and by laws of the Company;

(ii)

resolutions of the Company’s board of directors relevant to, among other things, the issue and sale of the Offered Shares to be issued and sold by the Company and the authorization of this Agreement and the other agreements and transactions contemplated herein; and

(iii)	the incumbency and signatures of signing officers of the Company;

(e)

the Underwriter shall have received a certificate of status or the equivalent dated within one Business Day of the Closing Date and each Option Closing Date, as applicable, in respect of the Company and each Material Subsidiary that is Canadian (other than VF Clean Energy, Inc.);

(f)

the Company shall cause its current auditors to deliver to the Underwriter a “bring down” comfort letter, addressed to the Underwriter and the board of directors of the Company, dated the Closing Date, in form and substance satisfactory to the Underwriter, acting reasonably, bringing forward to a date not more than two (2) Business Days prior to the Closing Date the information contained in the comfort letter referred to in Section 5(a)(iii) hereof;

(g)

the Company shall deliver to the Underwriter, at the Closing Time, certificates dated the Closing Date or the Option Closing Date, as applicable, addressed to the Underwriter and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, or such other senior officer(s) of the Company as may be acceptable to the Underwriter, certifying for and on behalf of the Company and without personal liability, to the effect that:

(i)

the Company has complied in all respects with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(ii)

the representations and warranties of the Company contained herein are true and correct as at the Closing Time with the same force and effect as if made on and as at the Closing Time after giving effect to the transactions contemplated hereby;

(iii)

the Final Receipt has been issued by the BCSC for the Final Base Shelf Prospectus pursuant to the Passport System and, to the knowledge of such persons, no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Common Shares or other securities of the Company, or the Offered Shares to be issued and sold by the Company, has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened;

(iv)

since the respective dates as of which information is given in the Prospectus or any Supplementary Material (A) there has been no material change in the Company, (B) there has been no material and adverse change (financial or otherwise) in the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (taken as a whole), and (C) no transaction has been entered into by, and there has been no transaction that affects, the Company or any Subsidiary which is material to the Company and the Subsidiaries (taken as a whole), other than as disclosed in the Prospectus or in any Supplementary Material;

(v)

there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Prospectus which fact or change is, or may be, of such a nature as to render any statement in the Prospectus misleading or untrue in any material respect or which would result in a misrepresentation in the Prospectus or which would result in the Prospectus not complying with Applicable Securities Laws; and

(vi)	such other matters as the Underwriter may reasonably request;

(h)

the Underwriter shall have received copies of correspondence indicating that the Company has obtained the conditional approval of the TSX for the listing of the Offered Shares thereon, subject only to the Standard Listing Conditions, and approval of the NASDAQ for the listing of the Offered Shares thereon;

(i)

the representations and warranties of the Company contained in this Agreement will be true at and as of the Closing Time on the Closing Date and, if applicable, the Option Closing Date, as if such representations and warranties were made at and as of such time and all agreements, covenants and conditions required by this Agreement to be performed, complied with or satisfied by the Company at or prior to the Closing Time on the Closing Date or the Option Closing Date, as applicable, will have been performed, complied with or satisfied at or prior to that time;

(j)	the absence of any misrepresentations in the Offering Documents or undisclosed material change or undisclosed material facts relating to the Company or the Offered Shares;

(k)

the Company shall have received a Preliminary Receipt and a Final Receipt and submitted the Prospectus Supplement to the Securities Commissions qualifying the Offered Shares for distribution in the Qualifying Jurisdictions, and neither the Preliminary Receipt nor the Final Receipt shall be invalid or have been rescinded, repealed, revoked or otherwise nullified by any Securities Commission or other Governmental Authority;

(l)

the Underwriter shall have received a certificate from Computershare Investor Services Inc. as to the number of Common Shares issued and outstanding as at the date immediately prior to the Closing Date;

(m)

the Underwriter will have received such other certificates, opinions, agreements or closing documents in form and substance reasonably satisfactory to the Underwriter as the Underwriter may reasonably request;

(n)

the Underwriter will have received evidence, satisfactory to the Underwriter, acting reasonably, that Michael DeGiglio has waived his rights under Section 6.3 of the Securityholders Agreement in connection with the Offering;

(o)

the Underwriter shall have received copies of any third-party consents required to complete the Offering and the transactions contemplated in this Agreement in form and substance reasonably satisfactory to the Underwriter as the Underwriter may reasonably request; and

(p)

Michael DeGiglio and all other directors and officers of the Company will have entered into an agreement with and an in form and substance satisfactory to the Underwriter at the Closing Time on the Closing Date pursuant to which they will agree not to, for a period commencing on the date of this Agreement and ending on the date that is thirty (30) days following the Closing Date, directly or indirectly, offer, sell, contract to sell, make any short sale, lend, swap, or otherwise dispose of, transfer, assign, or announce any intention to do so, any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired, directly or indirectly, or under their control or direction, or with respect to which each has beneficial ownership or enter into any transaction or arrangement that has the effect of transferring, in whole or in part, any of the economic consequences of ownership of Common Shares, whether such transaction is settled by the delivery of Common Shares, other securities, cash or otherwise, other than pursuant to a bona fide take-over bid or any other similar transaction made generally to all of the shareholders of the Company, provided that, in the event the change of control or other similar transaction is not completed, such securities shall remain subject to the lock-up agreement.

11.	Closing

The closing of the purchase and sale of the Offered Shares shall be completed at the Closing Time on the Closing Date at the Toronto offices of Torys LLP, or at such other place as Beacon and the Company shall agree upon. At the Closing Time on the Closing Date, the Company will deliver to Beacon, or as Beacon may direct, (i) via electronic deposit, under the non-certificated inventory system, the Offered Shares, in each case registered in the name of “CDS & Co.” or in such other name or names as Beacon may notify the Company in writing prior to the Closing Time, and (ii) all further documentation as may be contemplated in this Agreement or as counsel to the Underwriter may reasonably require; against payment by the Underwriter to the Company (in accordance with their respective entitlements) of the aggregate Issue Price for the Offered Shares being issued and sold under this Agreement, net of the Underwriter’s Fees and the Underwriter’s expenses contemplated in Section 15 of this Agreement, by wire transfer payable to or as directed by the Company not less than 48 hours prior to the Closing Time. At the Closing Time on an Option Closing Date, the obligation of the Underwriter to complete the purchase of any Additional Shares under this Agreement, upon the exercise of the Over-Allotment Option, is subject to the receipt by the Underwriter of those documents contemplated, and the satisfaction of those conditions set forth, in Section 10 as the Underwriter may request.

12.	Restrictions on Further Issues or Sales

During the period commencing on the date of this Agreement and ending ninety (90) days following the Closing Date, the Company will not, directly or indirectly, without the prior written consent of Beacon (such consent not to be unreasonably withheld or delayed), issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or enter into any derivative transaction that has the effect of any of the foregoing, or agree to or announce any intention to issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or enter into any derivative transaction that has the effect of any of the foregoing, any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, other than issuances: (i) of the Initial Shares and Additional Shares pursuant to this Agreement; (ii) under existing director or employee stock options, bonus or purchase plans or similar share compensation arrangements as detailed in the Company’s most recently-filed management discussion and analysis; (iii) under director or employee stock options or bonuses granted subsequently in accordance with regulatory approval and in a manner consistent with the Company’s past practice; (iv) upon the exercise of convertible securities, warrants or options outstanding prior to the date of this Agreement; or (v) pursuant to previously scheduled property payments and/or other corporate acquisitions.

13.	Indemnification by the Company

(a)

The Company shall fully indemnify and save harmless the Underwriter and its affiliates and their respective directors, officers, employees, shareholders, partners, advisors and agents and each other person, if any, controlling the Underwriter or its affiliates (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against any and all liabilities, claims (including securityholder actions, derivative or otherwise), actions, losses, costs, damages and expenses (including the aggregate amount paid in settlement of any action, suit, proceeding, investigation or claim) and the reasonable fees and expenses of their counsel (collectively, “Losses”) that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims” and individually, a “Claim”) to which any Indemnified Party may become subject or otherwise involved in any capacity insofar as the Losses and/or Claims relate to, are caused by, result from, arise out of, or are in connection with, directly or indirectly:

(i)

the breach of any representation or warranty of the Company made in any Ancillary Document or the failure of the Company to comply with any of its obligations in any Ancillary Document or any omission or alleged omission to state in any Ancillary Document any fact required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(ii)

any information or statement (except any information or statement relating solely to the Underwriter and furnished in writing by the Underwriter to the Company for use therein) in any of the Offering Documents (including, for greater certainty, the Documents Incorporated by Reference and any Subsequent Disclosure Documents) containing or being alleged to contain a misrepresentation or being or being alleged to be untrue, or based upon any omission or alleged omission to state in any of the Offering Documents any material fact required to be stated in those documents or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(iii)

any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to the Underwriter and furnished in writing by the Underwriter to the Company for use therein) contained in any of the Offering Documents or any other document or material filed or delivered on behalf of the Company pursuant to this Agreement, preventing or restricting the trading in or the sale or distribution of the Offered Shares or any other securities of the Company;

(iv)

the non-compliance by the Company with any Applicable Securities Laws or other regulatory requirements or the rules of the TSX or the NASDAQ including the Company’s non-compliance with any statutory requirement to make any document available for inspection;

(v)

any statement contained in the Disclosure Record which at the time and in the light of the circumstances under which it was made, contained or is alleged to have contained a misrepresentation or untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances in which they were made;

(vi)

any misrepresentation or alleged misrepresentation by or on behalf of the Company relating to the Offering, whether oral or written and whether made during and in connection with the Offering, where such misrepresentation may give or gives rise to any other liability under any statute in any jurisdiction which is in force on the date of this Agreement;

(vii)

any failure or alleged failure to make timely disclosure of a material change by the Company, where such failure or alleged failure occurs during the Offering or during the period of distribution of the Offered Shares or where such failure relates to the Offering or the Offered Shares, and may give or gives rise to any liability under any statute in any jurisdiction which is in force on the date of this Agreement; or

(viii)

any breach of any representation or warranty of the Company contained herein or the failure of the Company to comply with any of its covenants or other obligations contained herein or to satisfy any conditions contained herein required to be satisfied by the Company.

(b)

If any Claim contemplated by this Section 13 shall be asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this Section 13 shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall promptly notify in writing the Company of the nature of such Claim (provided that any failure to so notify in respect of any Claim or potential Claim shall affect the liability of the Company under this Section 13 only if and to the extent that the Company is materially and adversely prejudiced by such failure). The Company shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any such Claim; provided that the defence shall be through legal counsel selected by the Company and acceptable to the Indemnified Party, acting reasonably. An Indemnified Party shall have the right to employ separate counsel in any such Claim and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:

(i)	the Company fails to assume the defence of such Claim on behalf of the Indemnified Party within ten days of receiving notice of such suit;

(ii)	the employment of such counsel has been authorized by the Company; or

(iii)

the named parties to any such Claim (including any added or third parties) include the Indemnified Party and the Company and the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel for the Company is inappropriate as a result of the potential or actual conflicting interests of those represented or that there may be legal defences available to the Indemnified Party or Indemnified Parties which are different from or in addition to those available to the Company or that the subject matter of the Claim may not fall within the foregoing indemnity or that there is a conflict of interest between the Company and the Indemnified Parties;

in each of cases (i), (ii) or (iii), the Company shall not have the right to assume the defence of such Claim on behalf of the Indemnified Party and the Company shall be liable to pay the reasonable fees and disbursements of counsel for such Indemnified Parties as well as the reasonable costs and out-of-pocket expenses of the Indemnified Party (including an amount to reimburse the Underwriter at its normal per diem rates for time spent by their respective directors, officers, employees or shareholders). Notwithstanding anything set forth herein, in no event shall the Company be liable for the fees or disbursements of more than one firm of legal counsel to an Indemnified Party in a particular jurisdiction in respect of any particular Claim or related set of Claims.

The Company will not, without each affected Indemnified Party’s prior written consent, such consent not to be unreasonably withheld, admit any liability, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder unless in connection with any settlement, compromise or consent by the Company, such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from any liabilities arising out of such action, suit, proceeding, investigation or claim (if an Indemnified Party is a party to such action) and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an Indemnified Party.

(c)

The Company hereby acknowledges and agrees that, with respect to Sections 13 and 14 hereof, the Underwriter is contracting on their own behalf and as agents for their affiliates, and its and their respective directors, officers, employees, partners, shareholders, advisors, agents and each other person, if any, controlling the Underwriter or its affiliates (collectively, the “Beneficiaries”). In this regard, the Underwriter shall act as trustee for the Beneficiaries of the covenants of the Company under Sections 13 and 14 hereof with respect to the Beneficiaries and accepts these trusts and shall hold and enforce such covenants on behalf of the Beneficiaries.

(d)

The Company agrees to waive any right it may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting Claims on behalf of or in right of the Company for or in connection with the Offering except to the extent any Losses suffered by the Company are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the negligence, fraud, illegal act or wilful misconduct of such Indemnified Party.

(e)

Notwithstanding anything to the contrary contained herein, the foregoing indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such Losses to which the Indemnified Party may be subject were caused solely by the negligence, fraud, illegal act or wilful misconduct of the Indemnified Party.

(f)

The Company agrees that in case any legal proceeding shall be brought against the Company and/or the Underwriter by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or if any such commission or authority shall investigate the Company and/or the Indemnified Parties and any Indemnified Parties shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by the Underwriter, the Indemnified Parties shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Underwriter for time spent by the Indemnified Parties in connection therewith) and out-of-pocket expenses incurred by Indemnified Parties in connection therewith shall be paid by the Company as they occur. The Company agrees to reimburse the Underwriter for the time spent by its personnel in connection with any Claim at their normal per diem rates.

(g)	The rights to indemnification provided in this Section 13 shall be in addition to and not in derogation of any other rights which the Underwriter may have by statute or otherwise at law.

14.	Contribution

(a)

In order to provide for just and equitable contribution in circumstances in which the indemnity provided in Section 13 hereof would otherwise be available in accordance with its terms but is, for any reason held to be illegal, unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Company and the Underwriter shall contribute to the aggregate of all Losses of the nature contemplated in Section 13 hereof and suffered or incurred by the Indemnified Parties (i) in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and the Underwriter on the other hand, from the distribution of the Offered Shares, or (ii) if the allocation provided by clause (i) is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in respect of such Losses; provided that the Company shall in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any excess of such amount over the amount actually received by the Underwriter or any other Indemnified Party under this Agreement and further provided that the Underwriter shall not in any event be liable to contribute, in the aggregate, any amount in excess of such total Underwriter’s Fees or any portion thereof actually received by the Underwriter. However, no party who has engaged in any fraud, fraudulent misrepresentation or wilful misconduct shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation or wilful misconduct.

(b)

The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same ratio as the total proceeds from the Offering of the Offered Shares (net of the Underwriter’s Fees payable to the Underwriter but before deducting expenses) received by the Company is to the Underwriter’s Fees actually received by the Underwriter. The relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the matters or things referred to in Section 13 which resulted in such Claims and/or Losses relate to information supplied by or steps or actions taken or done or not taken or not done by or on behalf of the Company or to information supplied by or steps or actions taken or done or not taken or not done by or on behalf of the Underwriter and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 13. The amount paid or payable by an Indemnified Party as a result of the Claims and/or Losses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claims and/or Losses, whether or not resulting in an action, suit, proceeding or claim. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this Section 14 were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 14.

(c)

If the Company may be held to be entitled to contribution from the Underwriter under the provisions of any statute or at law, the Company shall be limited to contribution in an aggregate amount not exceeding the lesser of:

(i)	the portion of the full amount of the Losses giving rise to such contribution for which the Underwriter is responsible, as determined in Section 13(a); and

(ii)	the amount of the aggregate Underwriter’s Fees actually received by the Underwriter from the Company under this Agreement.

(d)

The rights to contribution provided in this Section 14 shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law.

(e)

If an Indemnified Party has reason to believe that a claim for contribution may arise, the Indemnified Party shall give the Company notice thereof in writing, but failure to so notify shall not relieve the Company of any obligation which it may have to the Indemnified Party under this Section 14 provided that the Company is not materially and adversely prejudiced by such failure, and the right of the Company to assume the defence of such Indemnified Party shall apply as set out in Section 13 hereof, mutatis mutandis.

15.	Fees and Expenses

Whether or not the purchase and sale of the Offered Shares shall be completed, all fees and expenses (including GST or HST, if applicable) in connection with the Offering shall be borne by the Company including, without limitation:

(a)

all reasonable expenses of, or incidental to, the creation, issue, sale or distribution of the Offered Shares and the filing and delivery of each of the Prospectus, the U.S. Prospectus and any Supplementary Material;

(b)	the fees and expenses of the auditors, counsel to the Company and all local counsel (including GST or HST, if and as applicable, on all of the foregoing);

(c)	all costs incurred by the Company in connection with the preparation of documentation relating to the Offering;

(d)	the reasonable fees of the Underwriter’s Canadian legal counsel (subject to a maximum of $80,000, exclusive of applicable taxes and disbursements, such disbursements not to exceed $1,500); and

(e)	in addition to (d) above, the reasonable out-of-pocket expenses of the Underwriter subject to a maximum $1,500,

with such expenses to be paid by the Company at the Closing Time or at any other time requested by the Underwriter, provided that all fees and expenses incurred by the Underwriter, or on its behalf, pursuant to the Offering shall be payable by the Company immediately upon receiving an invoice therefor from the Underwriter whether or not the Offering is completed unless the Offering is not completed due to the fault of the Underwriter. For greater certainty, any termination of this Agreement by the Underwriter pursuant to Section 16 or 17 shall not be considered to be the non-completion of the Offering due to the fault of the Underwriter. At the option of Beacon, such fees and expenses may be deducted from the gross proceeds otherwise payable to the Company at Closing.

16.	All Terms to be Conditions

The Company agrees that the conditions contained in Section 10 will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Company and that it will use its commercially reasonable efforts to cause all such conditions to be complied with. Any breach or failure to comply with or satisfy any of the conditions set out in Section 10 shall entitle the Underwriter to terminate its obligation to purchase the Offered Shares, by written notice to that effect given to the Company at or prior to the Closing Time. It is understood that the Underwriter may waive, in whole or in part, or extend the time for compliance with any of such terms and conditions without prejudice to the rights of the Underwriter in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriter any such waiver or extension must be in writing.

17.	Termination by Underwriter in Certain Events

(a)	The Underwriter shall also be entitled to terminate its obligation to purchase the Offered Shares by written notice to that effect given to the Company at or prior to the Closing Time if:

(i)

there shall be any material change in the affairs of the Company and/or its Subsidiaries, or there should be discovered any previously undisclosed material fact or information or circumstance or there should occur a change in any material fact relating to the Company and/or its Subsidiaries, including from that information disseminated by the Company through its periodic and timely disclosure documents publicly filed on the SEDAR, which in any case, in the reasonable opinion of the Underwriter, has or would be expected to have a material adverse effect on the market price or value of the Common Shares or any other securities of the Company;

(ii)

(A) any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSX, the NASDAQ or any securities regulatory authority (except for any inquiry, action, suit, proceeding, investigation or order based upon activities of the Underwriter and not upon activities of the Company) or any law or regulation is enacted or changed which in the opinion of the Underwriter, acting reasonably, could operate to prevent or materially restrict the trading of the Common Shares or any other securities of the Company or materially and adversely affects or might be expected to materially and adversely affect the market price or value of the Common Shares or any other securities of the Company or that could be reasonably expected to have a Material Adverse Effect; or (B) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which in the opinion of the Underwriter, acting reasonably, seriously adversely affects, or involves, or will seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Company and the Subsidiaries taken as a whole;

(iii)

the Company is in breach of or any term, condition or covenant contained in this Agreement, or any condition herein is not satisfied at Closing or becomes incapable of being satisfied, or any representation or warranty given by the Company in this Agreement becomes or is false or is breached;

(iv)

any order to cease or suspend trading in any securities of the Company or prohibiting or restricting the distribution of any securities of the Company, including the Offered Shares, is made, or proceedings are announced, commenced or threatened for the making of any such order, by any Securities Commission, the SEC, the TSX, the NASDAQ or any other competent authority, and has not been rescinded, revoked or withdrawn; or

(v)	the Underwriter and the Company agree in writing to terminate this Agreement.

(b)

If this Agreement is terminated by the Underwriter pursuant to Section 17(a), there shall be no further liability on the part of the Underwriter, or on the part of the Company to the Underwriter except in respect of any liability which may have arisen or may thereafter arise under Sections 13, 14 and 15.

(c)

The right of the Underwriter to terminate its obligations under this Agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Company in respect of any of the matters contemplated by this Agreement.

18.	Over-Allotment

In connection with the distribution of the Offered Shares, the Underwriter may over-allot or effect transactions which stabilize or maintain the market price of the Common Shares at levels above those which might otherwise prevail in the open market, in compliance with Applicable Securities Laws. Those stabilizing transactions, if any, may be discontinued at any time.

19.	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered to, in the case of the Company, to:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia V4K 3N3

Email:              sruffini@villagefarms.com

Attention:        Stephen Ruffini

with a copy of any such notice (which shall not constitute notice to the Company) to:

Torys LLP

79 Wellington Street West, Suite 3000

Toronto, Ontario M5K 1N2

Email:              mzackheim@torys.com

Attention:        Michael Zackheim

in the case of the Underwriter, to:

Beacon Securities Limited

66 Wellington Street West, Suite 4050

TD Tower

Toronto, Ontario M5K 1H1

Email:              mmaruzzo@beaconsecurities.ca

Attention:        Mario Maruzzo, Managing Director, Investment Banking

and with a copy of any such notice (which shall not constitute notice to the Underwriter) to:

Fasken Martineau DuMoulin LLP

Suite 2400 - 333 Bay Street

Box 20 Bay Adelaide Centre

Toronto, Ontario M5H 2T6

Fax:                  jsabetti@fasken.com

Attention:        John M. Sabetti

The Company and the Underwriter may change their respective addresses for notice by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, shall be given by email and shall be deemed to have been given when: (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice delivered or given by email prior to 5:00 p.m. (Eastern time), on the date that it is sent, and thereafter, on the first Business Day following the day on which it is sent.

20.	Miscellaneous

(a)

This Agreement shall enure to the benefit of, and shall be binding upon, the Underwriter and the Company and their respective successors and legal representatives, provided that no party may assign this Agreement or any rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party.

(b)

This Agreement, including all schedules to this Agreement, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. This Agreement may only be amended, supplemented, or otherwise modified by written agreement signed by all of the parties.

(c)

The Company acknowledges and agrees that: (i) the purchase and sale of the Offered Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other; (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favour of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is concurrently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (iv) the Company has consulted its own legal and financial advisors to the extent they deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

(d)

In connection with the services described herein, the Underwriter is acting as independent contractor to the Company, and any duties of the Underwriter arising out of this Agreement shall be owed solely to the Company.

(e)

The Company acknowledges that the Underwriter is a securities firm that is engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services, which may involve services provided to other companies engaged in businesses similar or competitive to the business of the Company and that the Underwriter shall have no obligation to disclose such activities and services to the Company. The Company acknowledges and agrees that in connection with all aspects of the engagement contemplated hereby, and any communications in connection therewith, the Company, on the one hand, and the Underwriter and any of its respective affiliates through which they may be acting, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Underwriter or such affiliates, and each party hereto agrees that no such duty will be deemed to have arisen in connection with any such transactions or communications. The Company acknowledges and agrees that it waives, to the fullest extent permitted by law, any claims the Company and its affiliates may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company or any of its affiliates in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company. Information which is held elsewhere within the Underwriter, but of which none of the individuals in the investment banking department or division of the Underwriter involved in providing the services contemplated by this Agreement actually has knowledge (or without breach of internal procedures can properly obtain) will not for any purpose be taken into account in determining any of the responsibilities of the Underwriter to the Company under this Agreement.

(f)

The Company acknowledges that the Underwriter is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and financial advisory services and that in the ordinary course of its trading and brokerage activities, the Underwriter and/or any of its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of the Company or any other company that may be involved in a transaction or related derivative securities.

(g)

Neither the Company nor any of Underwriter shall make any public announcement in connection with the Offering, except if the other party has consented to such announcement or the announcement is required by applicable laws or stock exchange rules. In such event, the party proposing to make the announcement will provide the other party with a reasonable opportunity, in the circumstances, to review a draft of the proposed announcement and to provide comments thereon.

(h)

No waiver of any provision of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the party to be bound by the waiver. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right it may have.

(i)

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

(j)

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and the parties submit to the non-exclusive jurisdiction of the courts of the Province of Ontario.

(k)	Time shall be of the essence hereof and, following any waiver or indulgence by any party, time shall again be of the essence hereof.

(l)

The words, “hereunder”, “hereof” and similar phrases mean and refer to the Agreement formed as a result of the acceptance by the Company of this offer by the Underwriter to purchase the Offered Shares.

(m)

All warranties, representations, covenants and agreements of the Company herein contained or contained in any Ancillary Document (including those related to indemnification and contribution) shall survive the purchase by the Underwriter of the Offered Shares and shall continue in full force and effect for the benefit of the Underwriter regardless of the Closing of the sale of the Offered Shares, any subsequent disposition of the Offered Shares by the Underwriter or the termination of the Underwriter’s obligations under this Agreement and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriter in accordance with the preparation of the Prospectus, the U.S. Prospectus or any Supplementary Material or

the distribution of the Offered Shares or otherwise, and the Company agrees that the Underwriter shall not be presumed to know of the existence of a claim against the Company under this Agreement or any Ancillary Document or in connection with the purchase and sale of the Offered Shares as a result of any investigation made by or on behalf of the Underwriter in accordance with the preparation of the Prospectus, the U.S. Prospectus or any Supplementary Material or the distribution of the Offered Shares or otherwise.

(n)

Each of the parties hereto shall be entitled to rely on delivery of a facsimile or portable document format copy of this Agreement and acceptance by each such party of any such facsimile or portable document format copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

(o)

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[remainder of page intentionally left blank]

If this letter accurately reflects the terms of the transactions which we are to enter into and are agreed to by you, please communicate your acceptance by executing the enclosed copies of this letter where indicated and returning them to us.

Yours very truly,

BEACON SECURITIES LIMITED

By:	/s/ Mario Maruzzo
Name: Title:	Mario Maruzzo Managing Director, Investment Banking

Accepted and agreed to by the undersigned as of the date of this letter first written above.

VILLAGE FARMS INTERNATIONAL, INC.

By:	/s/ Stephen C. Ruffini
Name: Title:	Stephen C. Ruffini Executive Vice President and Chief Financial Officer

APPENDIX “A”

Please see attached.

Village Farms International, Inc.
Underwritten Public Offering of Common Shares
Term Sheet	March 19, 2020

The Company (as defined below) has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, the agent or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting the Chief Financial Officer of Village Farms International, Inc. at 4700-80th Street, Delta, British Columbia, Canada, V4K 3N3 or toll-free at 1 (877) 777-7718.

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in each of the provinces of Canada, other than Quebec (the “Qualifying Jurisdictions”). A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

Issuer:	Village Farms International, Inc. (the “Company”).

Offering:	3,125,000 common shares (the “Offered Shares”) in the capital of the Company (the “Offering”).

Offering Price:	$3.20 per Offered Share (the “Issue Price”).

Gross Proceeds:	$10,000,000.

Over-Allotment Option:	The Company has granted the Underwriter (as defined below) an option (the “Over-Allotment Option”), exercisable, in whole or in part, by the Underwriter, at any time and from time to time up to 30 days following the Closing Date (as defined below), to purchase up to an additional number of Offered Shares (the “Additional Shares”) equal to 15% of the number of Offered Shares sold pursuant to the Offering at a price per Additional Share equal to the Issue Price to cover over-allotments, if any, and for market stabilization purposes.

Use of Proceeds:	The Company intends to use the net proceeds for working capital and general corporate purposes.

Form of Offering:	Underwritten public offering by way of a prospectus supplement to the Company’s base shelf prospectus dated June 20, 2019, in each of the Qualifying Jurisdictions, and a prospectus supplement to the base shelf prospectus under the Company’s effective registration statement on Form F-10 (File No. 333-232115) previously filed with the U.S. Securities and Exchange Commission, and by way of private placement to eligible purchasers resident in jurisdictions other than the Qualifying Jurisdictions and the United States that are mutually agreed to by the Company and the Underwriter, each acting reasonably, provided that the Company will not be required to become registered or file a prospectus or registration statement or similar document in such jurisdictions.

Eligibility:	The Offered Shares will be eligible for investment under certain statutes as well as for RRSPs, RRIFs, RESPs, DPSPs and TFSAs.

Village Farms International, Inc.
Underwritten Public Offering of Common Shares
Term Sheet	March 19, 2020

Listing:	The Company shall obtain the necessary approvals to list the Offered Shares under the Company’s trading symbol “VFF” on the Toronto Stock Exchange, which listing shall be conditionally approved prior to the Closing Date. The Company shall also make the necessary notification(s) in respect of the Offering to The NASDAQ Stock Market LLC.

Underwriter:	Beacon Securities Limited (the “Underwriter”).

Underwriter’s Compensation:	6% cash fee.

Closing Date:	On or about March 24, 2020 or such other date as mutually agreed to in writing by the Underwriter and the Company, each acting reasonably.